EXHIBIT (J)(2)
                               CONSENT OF COUNSEL




                                   February 28, 2002

North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 1900
Milwaukee WI  53202
Attn:  Robert J. Tuszynski, President

     Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation of our opinion regarding the legality of the shares of North Track Funds, Portfolios, Inc. into the Post-Effective Amendment to Principal Preservation's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 38 to Principal Preservation's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on April 30, 1997. We also consent to the use of our name under the heading "Counsel and Independent Public Accountants" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

                                   Very truly yours,

                                   /s/  Quarles & Brady LLP

                                   QUARLES & BRADY LLP































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